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                                                                    EXHIBIT 10.2






                                   MELLON BANK

                             IRC SECTION 401(a)(17)
                                      PLAN

                            Effective January 1, 1989
                 Amended and Restated Effective January 1, 1993
                      Amended Effective September 15, 1998




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PURPOSE

The purpose of the Mellon Bank IRC Section 401(a)(17) Plan is to provide deferred compensation on an unfunded basis for a select group of management or highly compensated employees. The deferred compensation provided hereunder is intended to supplement the benefits provided under the Mellon Bank Retirement Plan to such employees who are participants in the Retirement Plan, in order to provide them with a retirement income equal to that which they would have received under the Retirement Plan but for the limitation imposed on "qualified" plans by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended. It is intended that the Plan be an "employee pension benefit plan" as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and that the Plan be the type of plan described in ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Corporate Benefits Committee shall be the administrator responsible for fulfilling the duties and responsibilities imposed on "administrators" of plans subject to Parts 1 and 5 of Title I of ERISA.

1.00 DEFINITIONS

1.01 "Benefit Restoration Plan" means the Mellon Bank Benefit Restoration Plan, a plan established to restore benefits subject to the limitation imposed by Code
Section 415.

1.02 "Code" means the Internal Revenue Code of 1986, as the same shall be amended from time to time.

1.03 "Committee" means the Corporate Benefits Committee established by the Human Resources Committee of the Board of Directors of Mellon Bank Corporation.

1.04 "Mellon Bank" means Mellon Bank, N.A.

1.05 "Participant" means any management or highly compensated employee who is a participant in the Retirement Plan and whose benefit under the Retirement Plan is reduced because of the application of the limitation imposed by Code Section 401(a)(17) on the amount of annual compensation which may be taken into account under the Retirement Plan.


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1.06 "Plan" means the Mellon Bank IRC Section 401(a)(17) Plan.

1.07 "Retirement Plan" shall include the Mellon Bank Retirement
Plan, The Boston Company Retirement Income Plan and The Dreyfus Corporation Pension Plan.

2.00 EFFECTIVE DATE

The Effective Date of this Plan is January 1, 1989. The Effective Date of the Plan as amended and restated is January 1, 1993.

3.00 ADMINISTRATION

3.01 Administration by the Committee

The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

3.02 General Powers of Administration

All provisions set forth in the Retirement Plan with respect to the administrative powers and duties of the Committee, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller or other person employed or engaged by Mellon Bank or the Committee with respect to the Plan.

3.03 Actuarial Equivalent

A supplemental retirement benefit which is payable in any form other than a life annuity over the lifetime of the Participant, or which commences at any time prior to the Participant's normal retirement date under the Retirement Plan, shall be the actuarial equivalent of the supplemental retirement benefit set forth in Section 4.01 below as determined by the same actuarial adjustments as those specified in the Retirement Plan with respect to determination of the amount of retirement benefit payable thereunder on the date for commencement of payment hereunder, provided that lump sum payments shall be valued using an interest rate equal to the Pension Benefit Guaranty Corporation interest rate used to value immediate annuities in effect at the time of making the calculation.


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4.00 RESTORATION OF RETIREMENT PLAN BENEFIT

4.01 Restored Benefit

In respect of each Participant, Mellon Bank agrees to pay to the Participant a supplemental retirement benefit equal to:

             (a) The maximum life annuity to which the Participant would then be entitled under the Retirement Plan but for the application of the compensation limitation imposed by Section 401(a)(17) of the Code and the benefit limitation imposed by Section 415 of the Code;

             LESS THE SUM OF:

             (b) The maximum life annuity to which the Participant is then entitled under the Retirement Plan; and

             (c) The retirement benefits provided under the Benefit Restoration Plan, if any.

No retirement benefit will be payable to a Participant under this Plan if the Participant is not entitled to receive a benefit under the Retirement Plan.

4.02 Payment of Restored Benefits

The restored benefits provided for under Section 4.01 of the Plan shall commence on the commencement date elected by the Participant pursuant to, and subject to any penalties provided in, subparagraph (b) below, but in no event prior to the date when payment of the Participant's benefit under the Retirement Plan commences, and shall be payable as follows:

             (a) The Participant may, by written notice received by the Committee pursuant to, and subject to any penalties provided in, subparagraph
(b) or (c) below, elect to receive the restored pension benefits, if any, by means of any one of the following forms of payment: 50% joint and survivor; 100% joint and survivor; single life annuity; lump sum or any other form of payment then available under the Retirement Plan. If the Participant does not file a written notice, then any pension benefits payable under this


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Plan shall be payable in equal monthly installments for life if the Participant is not married, or as a joint and 50% survivor annuity for the Participant and his spouse if the Participant is married, commencing with the month when pension benefits are first payable under the Retirement Plan. A Participant shall elect the commencement date for his benefits under this Plan, which in no event may be prior to the date when payment of the Participant's benefit under the Retirement Plan commences.

             (b) A Participant may make a timely election without reduction of his benefit in the 12 months prior to one year before retirement. A Participant may change his election within one year before retirement, subject to a 6% reduction of his benefit which will be forfeited to Mellon Bank, or after retirement before commencement of benefits, subject to a 10% reduction of his benefit which will be forfeited to Mellon Bank. The Committee, in its discretion, may waive reductions in benefits for changes in elections which are due to financial hardships of Participants. A Participant will also be subject to a 10% reduction of his benefit which will be forfeited to Mellon Bank if the commencement date for his benefits under this Plan is delayed beyond the commencement date which he elected pursuant to subparagraph (a) above due to a later commencement date for his benefits under the Retirement Plan.

             (c) After restored pension benefits commence, a Participant (or beneficiary who is receiving payments) may elect to receive his remaining benefits under this Plan in a lump sum payment, subject to a 10% reduction of the lump sum payment which will be forfeited to Mellon Bank. The Committee, in its discretion, may waive the foregoing reduction if the election to receive a lump sum payment is due to a financial hardship of the Participant (or beneficiary). After restored pension benefits commence, the lump sum payment (prior to the 10% reduction) to a Participant shall be equal to the difference between (A) and (B) below, determined as of the commencement date of restored pension benefit payments, accumulated to the date of the lump sum payment using the interest rate specified in Section 3.03:

                 (A) The lump sum value of the restored pension benefits payable to the Participant under this Plan determined as of the commencement date of restored pension benefit payments.


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                 (B) The lump sum value of the restored pension benefits
                 previously paid to the Participant under this Plan discounted to the commencement date of restored pension benefit payments. When a beneficiary of a deceased Participant elects to receive a lump sum payment, the amount of the lump sum payment shall be calculated in a similar manner.

             (d) Any written notice or request made by the Participant with respect to the benefits payable under the Retirement Plan shall not be deemed to be for any purpose a notice or request pursuant to this Plan with respect to restored benefits.

             (e) In the event that the Participant elects a form of payment which provides for payments to continue after his death and dies after the commencement of benefits but before having received all payments of restored benefits that may be payable under this Plan, then the unpaid balance of such restored benefits shall be paid in accordance with the form of payment elected by the Participant. Any such remaining payments shall be made as provided below, subject to any contrary written instructions from the Participant designating a different beneficiary for such payments. Subject to the terms of the Plan and the form of payment elected by the Participant, any remaining payments shall be made to the surviving spouse of the Participant, if any, and if such surviving spouse should die while receiving payments, then the payment shall be made to the personal representative of his or her estate or to whomever shall be lawfully entitled thereto upon the distribution of such estate, and if the Participant is not survived by a spouse, to the Participant's issue, per stirpes, and, if none, the payment shall be made to the personal representative of the Participant's estate or to whomever shall be lawfully entitled thereto upon distribution of such estate.

4.03 Offset for Certain Benefits Payable under Senior
     Executive Life Insurance Plan.

Some of the Participants under this Plan own interests in life insurance policies (the "Policies") under the Mellon Bank Senior Executive Life Insurance Plan. The restored pension benefits payable under this Plan shall be reduced by the Participant's interest in the cash value of the Policies, except to the extent otherwise applied to reduce other benefits payable to the Participant. The Participant's interest in the cash value of the



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Policies shall be applied first to offset supplemental retirement benefits payable to a Participant under an employment agreement, if any; next to offset any Retirement Plan Make-Up benefit payable to the Participant under Section 4.7 of the Mellon Bank Corporation Elective Deferred Compensation Plan for Senior Officers; next to offset any benefits payable to the Participant under the Mellon Bank IRC Section 401(a)(17) Plan; and then to offset any benefits payable to the Participant under the Mellon Bank Benefit Restoration Plan. The restored pension benefits payable under this Plan shall be reduced by the Participant's interest in the cash value of the Policies (to the extent not applied to reduce other benefits) as follows: The annual restored pension benefit payable under
Section 4.01 of this Plan shall be reduced by (i) converting the unreduced annual restored pension benefit payable under Section 4.01 to a lump sum equivalent amount, (ii) subtracting the Participant's interest in the cash value of the Policies (to the extent not applied to reduce other benefits) as of the commencement date for the restored pension benefits payable under this Plan, and
(iii) converting such reduced lump sum equivalent amount back to an annual restored pension benefit payable under Section 4.01 during the lifetime of the Participant. The conversions to and from lump sum equivalent amounts shall be made in accordance with Section 3.03, using the interest rate specified therein.

5.00 RESTORATION OF SURVIVING SPOUSE BENEFIT

5.01 Restored Benefit

If a Participant dies prior to commencement of payment of the Retirement Plan benefit under circumstances in which a Retirement Plan surviving spouse benefit is payable to the Participant's surviving spouse, Mellon Bank agrees to pay to such surviving spouse a supplemental surviving spouse benefit, payable monthly, equal to:

             (a) The monthly amount of the Retirement Plan surviving spouse benefit to which the surviving spouse would then be entitled under the Retirement Plan but for the application of the compensation limitation imposed by Section 401(a)(17) of the Code and the benefit limitation imposed by Section 415 of the Code;


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             LESS THE SUM OF:

             (b) The monthly amount of the Retirement Plan surviving spouse benefit to which the surviving spouse would then be entitled under the Retirement Plan; and

             (c) The surviving spouse benefit provided under the Benefit Restoration Plan, if any.

5.02 Payment of Restored Benefit

A supplemental surviving spouse benefit shall be payable over the lifetime of the surviving spouse only in monthly installments commencing on the date for commencement of payment of the Retirement Plan surviving spouse benefit to the surviving spouse and terminating on the date of the last payment of the Retirement Plan surviving spouse benefit made before the surviving spouse's death.

6.00 AMENDMENT AND TERMINATION

Mellon Bank shall have the right to amend or terminate this Plan at any time. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or surviving spouse of any Participant of all or any portion of any supplemental retirement benefit or supplemental surviving spouse benefit, the payment of which has commenced prior to the effective date of such amendment or termination, or which would be payable if the Participant terminated employment for any reason, including death, on such effective date.

7.00 ASSIGNMENT

No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.


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8.00 BENEFITS UNFUNDED

The benefits provided under this Plan shall be unfunded. All payment of benefits hereunder shall be made by Mellon Bank from general assets and Mellon Bank will not establish any special or separate fund or make other segregation of assets to assure the payment of any benefits hereunder. The rights of any party to receive payment of any benefits hereunder shall be no greater than the rights of an unsecured creditor of Mellon Bank.

9.00 MISCELLANEOUS

9.01 Applicable Law

This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except to the extent that the laws of the Commonwealth of Pennsylvania shall have been specifically preempted by federal law.


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9.02 Incapacity of Recipient of Benefits

If any person entitled to receive benefits hereunder shall be physically or mentally incapable of receiving or acknowledging receipt of any payment of benefits, Mellon Bank, upon the receipt of satisfactory evidence that such incapacitated person is so incapacitated and that another individual or institution is maintaining such incapacitated person and that no guardian or committee has been appointed for such person, may provide for such payment of benefits hereunder to the other individual or institution maintaining such incapacitated person, and such payments so made shall be deemed for every purpose to have been made to such incapacitated person.

9.03 Liability of Employees, Officers and Directors of Mellon Bank

No past, present or future employees, officers or directors of Mellon Bank shall be personally liable to any Participant, beneficiary or other person under any provision of this Plan.

9.04 General Condition

Nothing contained herein shall be deemed to give any Participant or the Participant's surviving spouse or beneficiary any interest in this Plan or in any other specific property of Mellon Bank or any right except to receive such distributions as are expressly provided for in this Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of Mellon Bank or any of its affiliates.

9.05 Small Benefits

If the actuarial value of any supplemental retirement benefit or supplemental surviving spouse benefit is less than $3,500, Mellon Bank may pay the actuarial value of such benefit to the Participant or surviving spouse in a single lump sum in lieu of any further benefit payments hereunder.

9.06 Corporate Successors

The Plan shall not be automatically terminated by a transfer or sale of assets of Mellon Bank or by the merger or consolidation of Mellon Bank into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity, agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 6.00.



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IN WITNESS WHEREOF, the Bank has caused this amended Plan to be executed this
9th day of November 1998, effective as of September 15, 1998.

ATTEST:                                  MELLON BANK, N.A.


Carl Krasik                         By:  D. MICHAEL ROARK
-----------                              ----------------
Carl Krasik                              D. Michael Roark
Assistant Secretary                      Executive Vice President and
                                         Head of the Human Resources Department



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